Exhibit 5.1

Becker & Poliakoff 1 East Broward Blvd. Suite 1800 Ft. Lauderdale, FL 33301

April 4, 2025

Newsmax, Inc.

750 Park of Commerce Drive, Suite 100

Boca Raton, FL 33487

Re:	Newsmax, Inc. -- Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Newsmax, Inc., a Florida corporation (“Newsmax” or the “Company”), in connection with the filing on April 4, 2025, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) registering under the Securities Act of 1933, as amended (the “Securities Act”), the issuance and sale of up to 37,429,452 shares (the “Shares”) of Class B Common Stock, $0.001 par value per share, of the Company (the “Class B Common Stock”), comprised of (x) 757,156 shares of Class B Common Stock under the Company’s Equity Incentive Plan (as amended, the “Legacy Plan”) and (y) up to 36,672,296 shares (reflecting 6,500,000 shares currently authorized under the 2025 Plan (as defined below) and estimated increases in shares authorized and reserved for issuance under the 2025 Plan) of Class B Common Stock under the Company’s 2025 Omnibus Equity Incentive Plan (the “2025 Plan;” and together with the Legacy Plan, the “Plans”) pursuant to Awards (as defined in the Plans) granted or to be granted under the Plans.

We note that this opinion letter is not an opinion with respect to the Registration Statement or any matter pertaining to the Company that may arise under or in connection with the Plans, except as expressly addressed in our opinions contained herein.

This opinion letter is furnished to you in connection with the Plans and the Registration Statement at your request and with your consent in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter. The opinions expressed herein are to be governed by the laws of the State of Florida, including without limitation, chapter 607, Florida Statutes, as in effect as of the date of this opinion letter (“Florida Laws”), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein.

For purposes of the opinions expressed herein, we have examined and, with your permission, relied upon each of the following documents in the forms on file with the Commission as of the date of this opinion letter (collectively, the “Offering Documents”):

1.	the Registration Statement;

2.	the Legacy Plan;

Newsmax, Inc.

April 4, 2025

3.	Amendment No. 1 to the Legacy Plan;

4.	the form of Stock Option Agreement for Awards under the Legacy Plan (the “Legacy Option Agreement”);

5.	the 2025 Plan; and

6.	the forms of stock option agreement and restricted stock unit agreement relating to Awards made under the 2025 Plan (the “2025 Award Agreements” and together with the Legacy Option Agreement, the “Award Agreements”).

As to various questions of fact material to the opinions rendered herein, we have relied, with your permission, upon the representations contained in the Plans and the Award Agreements, a certificate of an authorized officer of the Company (the “Company Certificate”), and such other documents as deemed necessary by us for purposes of rendering the opinions expressed herein.

In connection with rendering the opinions set forth in this opinion letter, we have reviewed originals or copies of the following documents:

(a)	the Amended and Restated Articles of Incorporation (the “A&R Articles”) in the form filed with the Secretary of State of the State of Florida (the “Secretary of State”);

(b)	the Amended and Restated Bylaws of the Company (the “A&R Bylaws”) (in the form filed as Exhibit 2.9 to the Company’s Offering Statement on Form 1-A filed on March 6, 2025);

(c)	the Unanimous Written Consent of the Board of Directors of the Company, effective as of May 24, 2024, relating to the assignment by Newsmax Media, Inc., a Florida corporation and a wholly-owned subsidiary of the Company (“Media”), of Media’s Equity Incentive Plan and those certain option awards and related agreements made thereunder to the Company, and the assumption by the Company thereof;

(d)	the Unanimous Written Consent of the Board of Directors of the Company, effective as of March 24, 2025, relating to the 2025 Plan, the 2025 Awards Agreements and the other transactions contemplated thereby;

(e)	the Unanimous Written Consent of the Board of Directors of the Company, effective as of March 28, 2025, relating to administration of the 2025 Plan, the Registration Statement and the other transactions contemplated thereby;

(f)	the Unanimous Written Consent of the Board of Directors of the Company, effective as of April 4, 2025, relating to the inclusion of additional shares estimated to be reserved and issuable under the 2025 Plan;

(g)	Written Consent of the Shareholders of the Company, effective March 24, 2025, relating to approval and adoption of the 2025 Plan; and

(h)	the Certificate of Status for the Company dated April 2, 2025, issued by the Secretary of State of the State of Florida.

Newsmax, Inc.

April 4, 2025

The documents referred to in items (a) and (b) are sometimes hereinafter collectively referred to as the “Governance Documents;” the documents referred to in items (c) through (g) are sometimes hereinafter referred to as the “Authorizing Resolutions;” and the document referred to in item (h) is sometimes hereinafter referred to as the “Good Standing Certificate.”

In rendering the opinions set forth herein, we have relied, with your consent and without investigation, on each of the following assumptions as relevant: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Offering Documents; (b) the legal existence of each party to or described in the Offering Documents, other than the Company; (c) the power of each party to the Offering Documents to execute, deliver and perform all Offering Documents executed and delivered by such party, to offer, sell and issue the Shares and to do each other act done or to be done by such party, other than the Company; (d) the authorization, execution and delivery by each party of each Offering Document, other than the Company, in the form reviewed by us as executed and delivered or to be executed and delivered by such party; (e) the validity, binding effect and enforceability as to each party, other than the Company, of each Offering Document executed and delivered by such party or to be executed and delivered and of each other act done or to be done by such party; (f) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (g) the truthfulness of each statement as to all factual matters; (h) each certificate or other document issued by a public authority is accurate, complete and authentic as of the date of the opinion letter, and all official public records (including their proper indexing and filing) are accurate and complete; (i) the Governance Documents and the Authorizing Resolutions have not been and will not be rescinded, supplemented, amended or modified from the forms adopted or reviewed by us; (j) that the board of directors and shareholders of Media have taken all necessary corporate action to adopt and approve the Legacy Plan; and (h) all necessary consents, approvals, authorizations, registrations, declarations and filings, governmental or otherwise, and all other conditions precedent with respect to the legal and valid execution and delivery of, and performance under the Offering Documents and the grant of Awards and issuance of the Shares under the terms of the Plans have been obtained, made, satisfied or have occurred, including that the Registration Statement and any amendments thereto (including post-effective amendments) are in full force and effect.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications contained herein, we are of the opinion that the Shares are duly authorized and, when issued and delivered by the Company against payment therefore, in the manner described in the Plans and any applicable Award Agreement, will be validly issued, fully paid and non-assessable.

We have not been engaged to examine, nor have we examined, the Registration Statement for the purpose of determining the accuracy or completeness of the information included therein or the compliance and conformity thereof with the Securities Act, the rules and regulations of the Commission or the requirements of Form S-8 promulgated under the Securities Act, and we express no opinion with respect thereto. Our foregoing opinions are strictly limited to Florida Laws, expressly excluding federal laws of the United States of America and Florida Laws relating to the offering and sale of securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required by Section 7 of the Securities Act.

Newsmax, Inc.

April 4, 2025

We assume no obligation to update or supplement any of the opinions set forth herein to reflect any change of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Becker & Poliakoff, P.A.
Becker & Poliakoff, P.A.